Exhibit 99.2

An Open Letter To The Public

From Richard J. Sullivan
President and Chief Executive Officer
Global Digital Solutions, Inc.
October 29, 2013

Solutions For America

GDSI’s U.S.-Centric Plan for Building a 21st Century Global Platform for Technology-Related, Knowledge-Based Jobs, Innovation and Security

The United States has always been a world leader in harnessing the power of advanced technology and forward-leaning knowledge to address economic and security-related issues.  We need to continue that tradition by making the necessary investments and pursuing smart strategies – while leveraging effective partnerships between the private and public sectors – if we’re going to meet the evolving challenges of the 21st century.

The future will belong to those who embrace the changing reality of the new, fast-paced, high-tech, cyber-based, networked, globalized marketplace.  The rules of engagement have changed.  And this is especially true for the approximately 25 million small businesses in this country.

Let’s remember that the real engine of economic growth, job creation and technological innovation has been the small business community.  The bedrock of our free enterprise system, in fact, has been this entrepreneurial spirit, coupled with the desire of millions of small investors to participate in a dynamic, innovative economy while reaping a fair return on their investments.

Global Digital Solutions, Inc. (GDSI) understands these factors and we have begun implementing our strategy for profitable growth with these considerations in mind.  I have the feeling that GDSI is like a train that’s about to leave the station.  Our stock is substantially undervalued relative to the growth potential we see on both the near- and longer-term horizons.  And very importantly, our strategy for growth is fully aligned with America’s economic and security-related interests.

The purpose of this Open Letter to the Public is to set forth the compelling rationale that’s driving our plans for targeted acquisitions and strong organic growth in the years ahead.  GDSI’s strategic growth plan is designed to position the company as a leader in providing cyber arms manufacturing, complementary security and technology solutions and knowledge-based, cyber-related, culturally attuned social consulting in unsettled areas.

As will be explained in more detail below, our path to success will follow an acquisition roll-up strategy patterned after the successful model I established during my years at the helm of Applied Digital Solutions, Inc. (“Applied”).  This successful model takes advantage of market trends, technological advances and industry consolidations to fuel profitable growth.

The first phase in GDSI’s strategy is well underway.  The military armament industry is heavily fragmented and evolving rapidly toward a RFID/WiFi-enabled technology platform.  In this dynamic environment, we see enormous opportunity to consolidate this market with a program of targeted acquisitions, beginning with the Airtronic USA merger.

Founded in 1990, Airtronic is a well-respected, award-winning manufacturer of critical battlefield weapons.  A member of the National Small Arms Technology Consortium (NSATC), Airtronic is the largest woman-owned small arms manufacturing company in the United States.  The company has received commendations from the US Army Tank, Armaments, and Automotive Command and the Defense Logistics Agency for the quality and on-time delivery of its products.

On October 2, 2013, the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, confirmed the amended chapter 11 bankruptcy reorganization plan submitted by Airtronic, paving the way for GDSI to complete its acquisition of Airtronic.  Following completion of the merger, Airtronic will be capitalized with adequate working capital to compete effectively as an innovative leader in small arms manufacturing.

Beyond the planned Airtronic acquisition and others under consideration in the cyber/smart arms space, GDSI’s second core business initiative involves foreign intelligence gathering and analysis of social media data for the purpose of gaining important cultural awareness insights in various world “hot spots.”

In the coming months, we plan to build up our international capability of sophisticated, comprehensive and objective societal research, knowledge, and understanding, customized to empower our clients to operate effectively in uncertain and unstable environments. We will deploy fully resourced Research and Analysis Management teams with extensive experience of living and working in the communities they are studying.  From this base of forward-leaning knowledge, GDSI will be able to provide our clients with actionable, accurate and cost-effective understanding of community and individual attitudes and beliefs.  We plan to develop and/or license state-of-the-art Social Media Analytics software and systems to support these knowledge-gathering efforts.

In pursuit of this exciting strategic direction, GDSI has discussed combining with one or more companies that carry out on-the-ground intelligence gathering, develop social networking analysis software and provide analysis services.

Our third core business initiative is to provide global engineering, logistics, information technology, training and management support services.  GDSI has identified at least one potential acquisition candidate in this area.

Our fourth core business initiative centers on advanced technology research and development.  As previously announced, GDSI has signed a Letter of Intent to acquire Cool Sound Industries, Inc., a company that is developing a new line of environmentally safe air-conditioning, heating and refrigeration equipment based on thermoacoustics (sound wave) technology that is not dependent on the ozone-destroying or planet-warming fluids used by most vapor-compression systems today.  We believe this eco-friendly, cutting-edge technology will have many military and commercial uses.

To summarize briefly, our potential targets for acquisition will meet the following preliminary criteria:

•	In the cyber/smart armaments sector;
•	Engaged in analytics, operative deployment and/or operations management;
•	Involved with data mining and analytics software design and development
•	Gross revenues between $3-10 million;
•	Gross profit of approximately 45%. When consolidated into GDSI, should yield EBITDA of approximately 20%;
•	Strong sales and marketing;
•	Experienced leadership with the primary focus of growth and earnings;
•	Effective developer and/or user of technology.

An Experienced Leadership Team:  Following The Successful Applied Digital Solutions Acquisition Roll-Up Model

The GDSI team is confident in our ability to execute our strategy successfully because we’ve done this before.  Under my leadership at Applied, the GDSI team built and successfully executed multiple private-to-public company roll-up strategies that paid off handsomely for investors.  At Applied, we carried out a private-to-public company roll up totaling some 42 acquisitions and growing annual revenue from $1 million to $350 million over five years.

Applied was recognized as one of the country’s fastest-growing technology companies, regularly topping the NASDAQ in trading volume. The company’s stock price rose sharply from $2.50 to $18.00 per share, reaching a peak market capitalization of approximately $2.5 billion. The company spawned two more successful public companies – Digital Angel Corporation (Amex: DIGA) and Verichip (NASDAQ: CHIP). I was honored to receive the prestigious World Economic Forum’s “Award for Advanced Chip Technology” presented in Davos, Switzerland in 2001.  It was also a great honor when President Bush invited me and other technology leaders to a White House breakfast to discuss the best uses of technology in combating terrorism following the 9/11 attacks.

In 1993, I announced that one of Applied’s goals was to develop revolutionary sub-miniaturized wireless devices for personal protection and communication. Continuous R&D, fueled by a series of high-tech acquisitions and steady corporate profits, yielded very impressive results, including:

•	The first-ever FDA-approved, human-Implantable RFID tags that continue to be used by several foreign militaries;

•	The first proof-of-concept implanted GPS-wireless tracking device which was successfully implanted in a sheep in 2002; and

•	The first-of-their-kind GPS-wireless tracking devices still sold to and used by probation and corrections offices around the country.

In addition, Applied was the subject of two Harvard Business School case studies that are still being used in the curriculum.  The first followed the company's efforts to build a marketing plan for its Digital Angel GPS/wireless personal security device. The second study followed the successful merger of Digital Angel Corporation and Outerlink Corporation.

GDSI plans to continue Applied’s practice of developing leading-edge technology, supported by a diverse, stable and profitable enterprise.  We have assembled an experienced executive management team that has a keen understanding of the market, can accurately identify winners, and knows how to deliver results for customers and shareholders alike.

Because we have done this before, we’re confident that the recent past will be prologue as we pursue a similar growth strategy at GDSI based on the combination of strategically synergistic acquisitions and organic growth.   Just as we demonstrated with Applied, the GDSI team understands that there are several keys to success, including relationship building with the investment community, visibility in the financial media, an understandable story, and a compelling investment rationale.

We also believe strongly that advancing GDSI’s U.S.-centric, cyber-technology growth strategy will not only be profitable for our shareholders; it will benefit the country.  It is vitally important for the nation to redouble its commitment to invest in advanced technology and cutting-edge knowledge to address pressing economic and security-related issues.  As the GDSI train leaves the station, I can assure the public that we will do our part to fashion far-sighted, advanced solutions for America.

Sincerely,
Richard J. Sullivan

Forward Looking Statements
This Open Letter contains “forward looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this Open Letter that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described.  In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements include statements regarding moving forward with executing the Company’s global growth strategy.  The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this Open Letter and does not undertake any obligation to update any forward looking statements contained herein as a result of new information, future events or otherwise, except as required by law.  We have based these forward looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company’s Registration Statement on Form 10/A filed on October 7, 2013, and in our other filings with the U.S. Securities and Exchange Commission.